Exhibit 23.1


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-8 of our reports dated November 16, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Baker Hughes
Incorporated for the year ended September 30, 1994.



Deloitte & Touche



Houston, Texas
February 15, 1995